UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2008

PSIVIDA LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Commonwealth of Australia	000-51122	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 16

190 Queen Street

Melbourne VIC 3000

Australia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 8 9227 8327

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On April 28, 2008, pSivida Limited (the “Company”) entered into an Implementation Agreement with its wholly owned subsidiary, New pSivida, Inc. (“New pSivida”), in connection with the Company’s proposed redomiciling from Western Australia, Australia to Delaware, United States (the “Reincorporation”). The Reincorporation is to be implemented by the Company through a reconstruction scheme of arrangement under Part 5.1 of the Australian Corporations Act 2001 (the “Scheme”). If the Scheme is approved by the Company’s shareholders in June 2008, the Australian Federal Court (the “Court”) will be asked to approve the Scheme. If approved, all of the shares, assets and liabilities of the Company will then be transferred to New pSivida. New pSivida will issue one share for each four American Depository Shares (“ADSs”) of the Company (each ADS represents 10 ordinary shares) and one CDI for each 40 ordinary shares of the Company, and cash will be paid for fractional shares. The outstanding options and warrants of the Company will by court order be transferred to and assumed by New pSivida and will be equitably adjusted to reflect the Reincorporation.

Shares of the Company’s subsidiaries will also be transferred to New pSivida. Following the transfer of all of its assets and liabilities to New pSivida, the Company will be deregistered without a winding up.

Under the Implementation Agreement, the Company has agreed to undertake certain steps to implement the Scheme, including delivering to Company shareholders an Information Memorandum describing the Scheme and Reincorporation and filing the Information Memorandum with the Australian Securities and Investments Commission (“ASIC”); convening a meeting of the Company’s shareholders; requesting an implementation order from the Court, a copy of which is to be filed with ASIC; and registering the transfer of the Company shares to New pSivida in accordance with the Scheme.

Under the Implementation Agreement, New pSivida has agreed to undertake certain steps to implement the Scheme, including executing the Deed Poll, under which New pSivida promises to issue shares of New pSivida or CDIs to the Company shareholders, and taking all actions necessary to issue shares of New pSivida and CDIs and to list them on various securities exchanges.

In addition to the required approvals by the Company’s shareholders and the Court, the obligations of the Company and New pSivida to implement the Scheme are subject to certain conditions set forth in the Implementation Agreement, including, but not limited to, New pSivida’s securities being accepted for listing on the Australian Securities Exchange and The Nasdaq Stock Market and receipt of regulatory and other approvals.

The Implementation Agreement may be terminated by either party under certain circumstances, including if the Court or the Company’s shareholders do not approve the Reincorporation or if the Reincorporation has not been implemented by December 31, 2008.

Incorporation by Reference

pSivida Limited hereby incorporates by reference this Current Report on Form 8-K in the Company’s registration statements (Nos. 333-132776, 333-132777, 333-135428, 333-141083, 333-141091 and 333-143225) on Form F-3.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibit Number	Title
	10.1	Implementation Agreement by and between pSivida Limited and New pSivida, Inc. dated as of April 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA LIMITED

/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	VP, Finance and Chief Financial Officer

Dated: May 2, 2008

EXHIBIT INDEX

Exhibit Number	Title
10.1	Implementation Agreement by and between pSivida Limited and New pSivida, Inc. dated as of April 28, 2008.